UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1    Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On December 5, 2025, Allegiant Travel Company (the “Company”) entered into an amendment to its Revolving Credit and Guaranty Agreement dated as of August 17, 2022 (the “Credit Agreement”) with Barclays Bank PLC (“Barclays”) as administrative agent. Under the amendment, the facility now allows for borrowings of up to $150.0 million and the maturity date has been extended until December 2030, subject to earlier maturity (in May 2027) based on the status of the Company’s Senior Secured Notes due 2027 (the “Senior Secured Notes”). The amendment also adds Deutsche Bank AG New York Branch (“DB”) as a lender and reflects the commitments of the existing lender Barclays at $100.0 million and DB at $50.0 million. The Company’s obligations under the revolving credit facility continue to be guaranteed by the same subsidiaries that guarantee the Senior Secured Notes, continue to be secured by the same collateral that secures the Senior Secured Notes and continue to be subject to substantially the same covenants as applicable to the Senior Secured Notes.

The Credit Agreement remains undrawn at this time.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Credit Agreement, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2025	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert J. Neal
	Name:	Robert J. Neal
	Title:	President, Chief Financial Officer